Exhibit 5.2

March 28, 2011

First Trinity Financial Corporation
7633 East 63rd Place, Suite 230
Tulsa, Oklahoma  74133

Re:	Registration Statement No. 333-166129 1,466,668 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

We are acting as counsel for First Trinity Financial Corporation, an Oklahoma corporation (the “Company”), in connection with the public offering and sale of up to 1,466,668 shares  (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to a best efforts, 133,334 Shares minimum, offering.  The Shares include (i) up to 1,333,334 shares of Common Stock being offered by the Company, and (ii) up to 133,334 shares of Common Stock which may be sold by the Company if the offering is over-subscribed.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered against payment of the consideration therefore as provided therein, will be validly issued, fully paid and nonassessable.

In rendering the opinion set forth above we have assumed that the resolutions authorizing the Company to issue and deliver the Shares will be in full force and effect at all times at which the Shares are issued and delivered by the Company.

The opinions expressed herein are limited to the Oklahoma General Corporation Law and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Oklahoma or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Post-Effective Amendment to Form S-1 ("Post-Effective Amendment") to the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”) and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Post-Effective Amendment to the Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the results and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.